Exhibit 23.3

January 23, 2018

GDS Holdings Limited

2/F, Tower 2, Youyou Century Place,

428 South Yanggao Road,

Pudong, Shanghai 200127, P.R.C.

Dear Sirs,

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the headings “RISK FACTORS”, “ENFORCEABILITY OF CIVIL LIABILITIES” and “LEGAL MATTERS” in the Registration Statement on Form F-3, including the prospectus and all amendments or supplements thereto, of GDS Holdings Limited to be filed with the Securities and Exchange Commission in the month of January 2018.

Very truly yours,

/s/ King & Wood Mallesons

King & Wood Mallesons